UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement.

On April 10, 2019 Zander Therapeutics, Inc. (“Zander”) entered into an agreement (“Agreement”) with Mr. John Lazor whereby Mr. Lazor shall serve as a member of Zander’s Business Advisory Board.

The term of the Agreement shall commence on April 15, 2019 and expire on April 15, 2022. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement:

(a)	Mr. Lazor shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to Candidate and Zander, to discuss any matter involving Zander or its Subsidiaries
(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").
(C)	Identify and introduce to Zander potential purchasers of Zander’s securities.

Pursuant to the Agreement:

(i)	Mr. Lazor received 50,000 of the common shares of Zander.
(ii)	In the event that an Advisory Candidate identified and introduced by Mr. Lazor to Zander serves as a member of the Business Advisory Board of Zander, Mr. Lazor shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

The foregoing description of the abovementioned Agreement between Zander and Mr. Lazor is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	LAZOR AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: April 12, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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